EXHIBIT 21

BAXTER INTERNATIONAL INC.

The following is a list of subsidiaries of Baxter International Inc. as of December 31, 2018, omitting some subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary.  Where ownership of a subsidiary is less than 100% by Baxter International Inc. or a Baxter International Inc. subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiary	Incorporation
Baxter Corporation Englewood	Colorado
Baxter Healthcare Corporation	Delaware
Baxter Pharmaceutical Solutions LLC	Delaware
Baxter Sales and Distribution LLC	Delaware
Gambro Renal Products, Inc.	Colorado
Laboratorios Baxter S.A.	Delaware
Synovis Life Technologies, Inc.	Minnesota
Synovis Micro Companies Alliance, Inc.	Minnesota

Foreign Subsidiary	Incorporation
Baxter Healthcare Pty Ltd	Australia
Baxter Belgium SPRL	Belgium
Baxter Distribution Center Europe SA Baxter R and D Europe SPRL Baxter SA Baxter Services Europe SA	Belgium Belgium Belgium Belgium

Baxter Hospitalar Ltda.

Baxter Corporation (Canada)

Baxter (China) Investment Co., Ltd

Baxter Healthcare (Guangzhou) Company Ltd

Baxter Healthcare (Shanghai) Company Ltd.

Baxter Healthcare (Suzhou) Company Ltd

Baxter Healthcare (Tianjin) Co., Ltd.

Baxter Healthcare Trading (Shanghai) Co., Ltd.

Baxter Productos Medicos, Ltda.

Baxter S.A.S.

Gambro Industries SAS

Baxter Deutschland GmbH

Baxter Oncology GmbH

Gambro Dialysatoren GmbH

Baxter (Hellas) EPE

Baxter de Guatemala, Sociedad Anonima

Baxter Healthcare Limited (Hong Kong, China)

Baxter (India) Private Limited

Baxter Pharmaceuticals India Pvt Ltd.

Baxter Shared Services & Competencies Limited

Baxter S.p.A.

Bieffe Medital S.p.A.

Gambro Dasco S.p.A.

Baxter Limited

Baxter S.A. de C.V.

Baxter Healthcare Limited

Baxter Polska Sp. z o.o.

Baxter AO

Baxter Company Ltd

Baxter Healthcare SA (Singapore Woodlands Branch)

Baxter Pharmaceuticals (Asia) Pte Ltd.

Baxter Incorporated

Baxter, S.L.

Baxter Medical AB

Gambro AB

Gambro Lundia AB

Baxter AG

Baxter Healthcare SA

Baxter Healthcare Limited (Taiwan)

Baxter Healthcare (Thailand) Company Limited

Baxter Manufacturing, (Thailand) Co., Ltd.

Baxter Holding B.V.

ApaTech Limited

Baxter Healthcare Limited

Brazil

Canada

China

China

China

China

China

China

Costa Rica

France

France

Germany

Germany

Germany

Greece

Guatemala

Hong Kong

India

India

Ireland

Italy

Italy

Italy

Japan

Mexico

New Zealand

Poland

Russian Federation

Saudi Arabia

Singapore

Singapore

South Korea

Spain

Sweden

Sweden

Sweden

Switzerland

Switzerland

Taiwan

Thailand

Thailand

The Netherlands

United Kingdom

United Kingdom

87.5% 70.0% 51.0%